Exhibit 5(a)



                                       April 9, 2001

Florida Power & Light Company
700 Universe Boulevard
Juno Beach, Florida 33408

Ladies and Gentlemen:

        As counsel for Florida Power & Light Company, a Florida corporation (the "Company"), we have participated in the preparation and filing of a registration statement on Form S-3 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof (the "Registration Statement") in connection with the proposed offering of up to $500 million in aggregate principal amount of the Company's First Mortgage Bonds (the "Bonds"). In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

        Based on the foregoing, we are of the opinion that the Bonds, when sold as contemplated by the Registration Statement, will be valid, legal and binding obligations of the Company, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting mortgagees' and creditors' rights and remedies generally and general principles of equity.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us in the prospectus included in the Registration Statement under the captions "Experts" and "Legal Opinions".

        We are members of the Florida Bar and this opinion is limited to the laws of Florida and the federal laws of the United States. As to all matters of New York law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Thelen Reid & Priest LLP, New York, New York. As to all matters of Florida law, Thelen Reid & Priest LLP is hereby authorized to rely upon this opinion as though it were rendered to it.

                                         Very truly yours,

                                         /s/ Steel Hector & Davis LLP

                                         STEEL HECTOR & DAVIS LLP